                                                                     Exhibit 2.1

                     AGREEMENT AND PLAN OF REORGANIZATION


                                     AMONG


                      AMERICAN BUSINESS INFORMATION, INC.


                                      AND


                            COUNTY DATA CORPORATION

                                      AND

                           THE SHAREHOLDERS THEREOF



                               NOVEMBER 1, 1996

                               TABLE OF CONTENTS



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                                                                                                Page
                                                                                                ----


                                   ARTICLE I

                               EXCHANGE OF STOCK
Section 1.1.......................................................................Exchange of Stock  1
Section 1.2.....................................................................Registration Rights  1

                                  ARTICLE II

                                    CLOSING

Section 2.1.............................................................................The Closing  2
Section 2.2..................................................................... Actions at Closing  2

                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES
                          OF CDC AND THE SHAREHOLDERS

Section 3.1............................................................................Organization  2
Section 3.2...............................................................................Authority  3
Section 3.3........................................................................Noncontravention  3
Section 3.4.......................................................................Capital Structure  3
Section 3.5.................................................................Ownership of CDC Shares  3
Section 3.6...........................................................................Bank Accounts  4
Section 3.7....................................................................Financial Statements  4
Section 3.8..............................................................Absence of Certain Changes  4
Section 3.9.....................................................................Accounts Receivable  4
Section 3.10....................................................No Undisclosed Material Liabilities  4
Section 3.11.............................................................................Litigation  5
Section 3.12..................................................................Properties and Leases  5
Section 3.13.......................................................................Product Warranty  5
Section 3.14..................................................................................Taxes  5
Section 3.15..............................................................Commitments and Contracts  6
Section 3.16..............................................................................Insurance  6
Section 3.17.................................................Licenses, Authorizations and Approvals  6
Section 3.18............................................................Personnel and Labor Matters  6
Section 3.19.................................................................Employee Benefit Plans  7
Section 3.20...............................................................................Defaults  7
Section 3.21...........................................................Intellectual Property Rights  7
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

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
Section 3.22.................................................Condition of Business Equipment   8
Section 3.23.........................................................Environmental Liability   8
Section 3.24..............................................................Business Relations   8
Section 3.25.................................................No Other Agreements To Sell CDC   8
Section 3.26...................................................No Agreements With Management   8
Section 3.27..................................................................... No Brokers   9
Section 3.28..................................................................... Disclosure   9

                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES
                                    OF ABI

Section 4.1.....................................................................Organization   9
Section 4.2......................................................................  Authority   9
Section 4.3.................................................................Noncontravention  10
Section 4.4................................................................Capital Structure  10
Section 4.5...................................................................... Litigation  10

                                   ARTICLE V

                   CONDUCT OF BUSINESS PRIOR TO CLOSING

Section 5.1.......................................................Carry on in Regular Course  10
Section 5.2...................................................Shareholders to Retain Control  12

                                  ARTICLE VI

                             ADDITIONAL AGREEMENTS

Section 6.1.....................................................................Best Efforts  12
Section 6.2......................................................................No Shopping  12
Section 6.3................................................Third-party Consents and Releases  12
Section 6.4.............................................................Due Diligence Review  12
Section 6.5........................................................................Publicity  13
Section 6.6..................................................................Confidentiality  13
Section 6.7...............................................................Income Tax Filings  13

                                  ARTICLE VII

                          CONDITIONS PRECEDENT TO THE
                        PARTIES' OBLIGATIONS AT CLOSING

Section 7.1..................................................Conditions of ABI's Obligations  13
Section 7.2..............................Conditions of CDC and the Shareholders' Obligations  15

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                                 ARTICLE VIII

                                  TERMINATION
Section 8.1......................................................................Termination  17
Section 8.2............................................................Notice of Termination  17

                                  ARTICLE IX

                                INDEMNIFICATION

Section 9.1..............................................Indemnification by the Shareholders  17
Section 9.2...........................................................Indemnification by ABI  18
Section 9.3.......................................................Claims for Indemnification  18

                                   ARTICLE X

                                 MISCELLANEOUS

Section 10.1......................................................Assignment; Binding Effect  18
Section 10.2...................................................................Governing Law  18
Section 10.3.........................................................................Notices  19
Section 10.4......................................Survival of Representations and Warranties  20
Section 10.5........................................................................Headings  20
Section 10.6...............................................................Fees and Expenses  20
Section 10.7................................................................Entire Agreement  20
Section 10.8............................................................Waiver and Amendment  20
Section 10.9....................................................................Counterparts  21
Section 10.10......................................................Third-party Beneficiaries  21
Section 10.11...................................................................Severability  21

Schedule 1     CDC Shareholders
Schedule 2     Legal Description of Spruce Island.
Schedule 3     Legal Description of CDC Offices and Description of Leasehold Improvements

Disclosure Schedule


                     AGREEMENT AND PLAN OF REORGANIZATION




     THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into as of the first day of November, 1996 by and among American Business Information, Inc., a Delaware corporation ("ABI"), County Data Corporation, a Vermont corporation ("CDC") and each of the shareholders of CDC set forth in Schedule 1 hereto (collectively, the "Shareholders").

                             W I T N E S S E T H :

     WHEREAS, both ABI and CDC are engaged in the business of compiling, licensing, distributing, selling, developing and marketing database information; and

     WHEREAS, the Shareholders owns all of the issued and outstanding shares of capital stock of CDC which consist of 100 shares of common stock, par value $1.00 per share, (the "CDC Shares"); and

     WHEREAS, the Shareholders desire to transfer all of the issued and outstanding CDC Shares to ABI in exchange for shares of the common stock of ABI, par value $.0025 per share (the "ABI Shares"), in a transaction intended to qualify as a reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code"), subject to the terms and conditions set forth herein;

     NOW THEREFORE, for and in consideration of the mutual covenants and agreements herein contained, the parties agree as follows:

                                   ARTICLE I

                               EXCHANGE OF STOCK

     Section 1.1. Exchange of Stock. Subject to the terms and conditions of this Agreement, at the Closing on the Closing Date (as those terms are hereinafter defined) ABI agrees to issue a total 560,000 ABI Shares to the Shareholders in exchange of all of the issued and outstanding CDC Shares. The number of ABI Shares to be issued to each Shareholder at the Closing in exchange for such Shareholder's CDC Shares is set forth in Schedule 1 hereto. The parties intend that the issuance of ABI Shares in exchange for CDC Shares be treated as a tax free reorganization under Section 368(a)(1)(B) of the Code and that it be eligible for pooling accounting treatment by ABI.

     Section 1.2. Registration Rights. The issuance of ABI Shares to the Shareholders at the Closing will not be registered under the Securities Act of 1933, as amended (the "Securities Act"). Accordingly, each Shareholder agrees that he or she will not sell, assign, pledge or otherwise dispose of ABI Shares unless such ABI Shares have been registered under the Securities Act or pursuant to an available exemption from such registration requirements and acknowledges that the certificates representing the ABI Shares will contain a legend to that effect. In that regard, at the Closing, ABI will enter into a Registration Rights Agreement with each of the Shareholders, in the form attached as Exhibit A hereto, pursuant to which ABI will agree to file a registration statement under the Securities Act and Rule 415 thereunder relating to the sale, or pledge as collateral, of ABI Shares by the Shareholders and to use its best efforts to cause such registration statement to become effective under the Securities Act by no later than March 1, 1997.

                                  ARTICLE II

                                    CLOSING

     Section 2.1. The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at offices of Kutak Rock, 1650 Farnam Street, Omaha, Nebraska on November 4, 1996 or such later date agreed to by the parties; provided, however, that in no event shall the closing be held on a date later than November 15, 1996 (the "Closing Date").

     Section 2.2. Actions at Closing. At the Closing, the Shareholders shall deliver certificates evidencing all CDC Shares, each of which shall have been duly endorsed for transfer to ABI (or with properly executed stock powers attached) and ABI shall deliver certificates evidencing ABI Shares which shall be issued in the names of the respective Shareholders. In addition, each party agrees to execute and deliver at the Closing all such certificates and documents set forth in Article VII hereof as well as such others as may be reasonably requested by any other party to evidence the transaction and agreements described in this Agreement.

                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES
                          OF CDC AND THE SHAREHOLDERS

     CDC and the Shareholders hereby represent and warrant to ABI that the statements made in this Article III are correct and complete as of the date of this Agreement and will be correct and complete on the Closing Date. For purposes of the following representations and warranties, a "Material Adverse Effect" shall mean any adverse effect on the financial condition, operations or property of CDC of $50,000 or greater.

     Section 3.1. Organization. CDC is a corporation duly organized, validly existing and in good standing under the laws of the State of Vermont and is qualified or otherwise authorized to act as a foreign corporation and is in good standing under the laws of every other jurisdiction in which such qualification or authorization is necessary under applicable law and where the failure to be so qualified or otherwise authorized would have a Material Adverse Effect. CDC has all requisite corporate power and authority necessary to own and operate its properties and to carry on its business as now conducted by it.

     Section 3.2. Authority. CDC and each of the Shareholders has full power and authority to execute and deliver this Agreement and to perform each of its obligations under this Agreement. The execution, delivery and performance of this Agreement by CDC has been duly authorized by all necessary corporate action and this Agreement constitutes the valid and legally binding obligation of CDC and each of the Shareholders, enforceable in accordance with its terms and conditions, subject only to bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority will be required on the part of CDC or any of the Shareholders in connection with the consummation of the transactions contemplated by this Agreement.

     Section 3.3. Noncontravention. The execution and the delivery of this Agreement and the consummation of the transactions contemplated in this Agreement will not (i) violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency or court to which CDC or any of the Shareholders is subject or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel or require any notice under CDC's certificate of incorporation or bylaws or any agreement, contract, lease, license, instrument or other arrangement to which CDC or any Shareholder is a party or by which it is bound or to which any of its assets are subject.

     Section 3.4. Capital Structure. The authorized capital stock of CDC consists of 100 shares of common stock, par value $1.00 per share, of which 100 shares are issued and outstanding. CDC has no other authorized class of capital stock. All of the issued and outstanding CDC Shares are fully paid and nonassessable, have been legally and validly authorized and issued and have been offered and sold in compliance with applicable state and federal securities laws and will be free of restrictions on transfer other than restrictions on transfer which may be imposed under applicable state and federal securities laws. There are no outstanding options, warrants, rights (including conversion or preemptive rights) or other agreements for the purchase or acquisition from CDC of any shares of its capital stock, stock appreciation rights, phantom stock or similar rights and there are no agreements or understandings between any persons and/or entities which affect or relate to the voting of, or the giving of written consents with respect to, any security of CDC. CDC has no obligation, contingent or otherwise, to reacquire any CDC Shares.

     Section 3.5. Ownership of CDC Shares. The Shareholders are the holder of record and beneficially own all the CDC Shares and each has good, valid and marketable title to his or her CDC Shares free and clear of any liens, encumbrances or security interests, restrictions on transfer, shareholder agreements, voting trusts or other defects in title. None of the Shareholders has pledged or assigned his or her CDC Shares to any person and, at the Closing, ABI will receive good, valid and marketable title to CDC Shares from each Shareholder, free and clear of all liens and encumbrances.

     Section 3.6. Bank Accounts. Item 3.6 of the Disclosure Schedule attached hereto (the "Disclosure Schedule") sets forth a true and correct list of all banks or other financial institutions with which CDC has an account or maintains a safe deposit box, showing the type and account number of each such account and safe deposit box and the names of the persons authorized as signatories thereon or to act or deal in connection therewith.

     Section 3.7. Financial Statements. The unaudited Financial Statements of CDC for the year ended December 31, 1995 and the nine month period ended September 30, 1996 present fairly in all material respects the financial condition and results of operations of CDC as of the dates and for the periods indicated therein.

     Section 3.8.  Absence of Certain Changes.  Other than as set forth in Item
3.8 of the Disclosure Schedule, since September 30, 1996 CDC has conducted its business in the ordinary course, consistent with past practice, and there has not been (a) any material adverse change, or any event, occurrence or development that could reasonably be expected to cause a material adverse change in the financial condition, results of operations or liabilities (contingent or otherwise) of CDC; (b) any dividend or other distribution declared, set aside or paid with respect to any shares of capital stock of CDC, or any repurchase, redemption or other acquisition by CDC of any outstanding shares of its capital stock or other securities or ownership interest therein; (c) any amendment of any outstanding security of CDC; (d) any incurrence, assumption or guarantee by CDC of any material indebtedness for borrowed money, except in the ordinary course of CDC's business; (e) any incurrence of any material liability, contingent or otherwise, by CDC, except in the ordinary course of its business;
(f) any making of any material loan, advance or capital contribution or investment by CDC to or in any person or entity, except in the ordinary course of CDC's business; (g) except in the ordinary course of CDC's business, any transaction or commitment made or contract or agreement entered into by CDC or any relinquishment or waiver by CDC of any contract or other right that is material to CDC's business taken as a whole; (h) any change in any method of accounting or accounting practice by CDC, except for any such change required by reason of a concurrent change in generally accepted accounting principles; or
(i) any agreement or commitment to do or resulting in any of the foregoing.

     Section 3.9. Accounts Receivable. All of CDC's accounts receivable as of the date hereof are bona fide and represent amounts validly due for goods sold or services rendered and, other than as described in Item 3.9 of the Disclosure Schedule, are free and clear of any security interest, lien, or encumbrance and are not subject to any claim of offset. None of the obligors of such receivables has given notice to CDC that it will or may refuse to pay the full amount or any portion thereof or, to the knowledge of CDC, has filed a petition in bankruptcy or is the subject of an involuntary bankruptcy proceeding.

     Section 3.10. No Undisclosed Material Liabilities. There are no material liabilities of CDC of any kind whatsoever, whether accrued, contingent or otherwise, and there is no existing condition or set of circumstances that could reasonably be expected to result in such a liability, other than those set forth in Item 3.10 of the Disclosure Schedule or in the balance sheet of CDC referred to in Section 3.7 hereof. Item 3.10 of the Disclosure Schedule sets forth each debt or other liability of CDC which is owned to any of the Shareholders.

     Section 3.11. Litigation. Other than as set forth in Item 3.11 of the Disclosure Schedule, there are no actions, orders, writs, judgments or decrees outstanding or suits, litigations or proceedings pending against CDC which, if adversely determined, would have a Material Adverse Effect. CDC is not in default with respect to any judgment, order, writ or decree of any court or governmental agency, and there are no unsatisfied judgments against CDC which would have a Material Adverse Effect. No court or governmental authority of competent jurisdiction has issued an order restraining, enjoining or otherwise prohibiting CDC or any Shareholder from consummating the transactions contemplated by this Agreement and there is no pending or, to be knowledge of CDC and the Shareholders, threatened lawsuits, claims, actions, investigations or proceedings seeking to restrain or prohibit or obtain material damages or other relief with respect to this Agreement or the consummation of the transactions contemplated hereby or as a result of which ABI could be deprived of any of the material benefits of the transactions contemplated hereby.

     Section 3.12. Properties and Leases. Except for any lien for current taxes not yet delinquent, CDC has good and marketable title free and clear of any material liens, claims, charges, options, encumbrances or similar restrictions to all the real and personal property which is material to the conduct of its business. All leases of real property and all other leases material to CDC pursuant to which CDC, as lessee, leases real or personal property are valid and effective in accordance with their respective terms, and there is not, under any such lease, any material existing default by CDC or any event which, with notice or lapse of time or both, would constitute such a material default.

     Section 3.13. Product Warranty. No product manufactured, sold, leased, or delivered by CDC is subject to any express guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease. Copies of the standard terms and conditions of sale or lease for CDC's products have been made available to ABI.

     Section 3.14. Taxes. CDC has accurately and timely filed all federal, state, county, local and foreign tax returns, including information returns, required to be filed by it, and has timely paid all taxes owed by it, and no taxes shown on such returns to be owed by it or assessments received by it are delinquent. CDC is not a party to any pending action or proceeding, nor to the knowledge of CDC or the Shareholders is any such action or proceeding threatened by any governmental authority, for the assessment or collection of taxes, interest or penalties. CDC has not executed or filed with any taxing authority any agreement extending the period for assessment or collection of any taxes. CDC has paid all taxes owed or which it is required to withhold from amounts owing to its employees, creditors or other third parties. Any tax liabilities are appropriately reflected in the financial statements of CDC referred to in
Section 3.7 hereof.

     Section 3.15. Commitments and Contracts. Except as set forth it Item 3.15 of the Disclosure Schedule, CDC is not a party or subject to any contract (whether written or oral, express or implied) containing covenants which materially limit the ability of CDC to compete in any line of business or with any person or which involve any material restriction of the geographical area in which, or method by which, CDC may carry on its business, other than as may be required by law or applicable regulatory authorities.

     Section 3.16. Insurance. CDC is presently insured and since the commencement of its business has been insured or self-insured for reasonable amounts with financially sound and reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured and has maintained all insurance required by applicable law and regulation.

     Section 3.17. Licenses, Authorizations and Approvals. (a) CDC has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, federal, state or local governmental or regulatory bodies that are required in order to permit it to own or lease its properties or assets and to carry on its business as presently conducted and that are material to the business of CDC. All such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and, to the knowledge of CDC and the Shareholders, no suspension or cancellation of any of them is threatened and all such filings, applications and registrations are current.

     (b) The conduct by CDC of its business and the condition and use of its properties does not violate or infringe, in any respect material to any such business, any applicable domestic (federal, state or local) or foreign law, statute, ordinance, license or regulation. CDC is not in material default under any order, license, regulation or demand of any federal, state, municipal or other governmental agency or with respect to any order, writ, injunction or decree of any court. Except for statutory or regulatory restrictions of general application, no federal, state, municipal or other governmental authority has placed any restrictions on the business or properties of CDC which reasonably could be expected to have a Material Adverse Effect.

     Section 3.18. Personnel and Labor Matters. (a) Item 3.18 of the Disclosure Schedule correctly sets forth the names, titles, rates of compensation and hiring dates of each employee of CDC as the date hereof and summarizes the bonus, profit sharing, percentage compensation, company automobile, club membership, and other like benefits, if any, paid or payable to or on behalf of each such employee from January 1, 1996 through such date. Except as disclosed in

Item 3.18 of the Disclosure Schedule, each such employee devotes their full business time and effort to the operations and activities of CDC.

     (b) CDC maintains a good relationship with its employees and no work stoppage involving CDC is pending or, to the knowledge of CDC and the Shareholders, threatened and CDC has not been threatened with or affected by any labor dispute, arbitration, lawsuit or administrative proceeding which could have a Material Adverse Effect. Employees of CDC are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees. CDC has not committed any unfair labor practice or any material violation of any federal or state law respecting employment and employment practices, terms and conditions of employment (including wage and hour regulations).

     (c) To the knowledge of CDC or the Shareholders, no officer, key employee, or group of employees has any plans to terminate employment with CDC.

     (d) Any individual, corporation, sole proprietorship, or any other legal entity that is engaged in the collection of data and/or information on behalf of CDC will be recognized for federal income tax purposes and under the applicable law of the jurisdiction in which such person or entity engages in such collection activity as an independent contractor and not as an employee of CDC.

     Section 3.19. Employee Benefit Plans. (a) Item 3.19 of the Disclosure Schedule sets forth all bonus, deferred compensation, pension, profit-sharing and retirement plans, including without limitation any multiemployer plans as defined in Section 4001(a)(3) of ERISA, and all health and life insurance and other welfare plans maintained by CDC or with respect to which CDC has any liability. Such plans and arrangements are referred to hereafter as the "Benefit Plans." All Benefit Plans have been operated substantially in compliance with ERISA and other applicable laws and all material reports have been filed with respect to the Benefit Plans in accordance with ERISA and the Internal Revenue Code.

     Section 3.20. Defaults. CDC is not in default, nor has any event occurred which, with the passage of time or the giving of notice, or both, would constitute a default under any material agreement, indenture, loan agreement or other instrument to which it is a party or by which it or any of its assets are bound or to which any of its assets are subject, the result of which has had or could reasonably be expected to have a Material Adverse Effect. To the knowledge of CDC and the Shareholders, all parties with whom CDC has material leases, agreements or contracts or who owe to CDC material obligations other than with respect to those arising in the ordinary course of the business of CDC are in compliance therewith in all material respects.

     Section 3.21. Intellectual Property Rights. Item 3.21 of the Disclosure Schedule sets forth all trademark, service mark and copyright registrations, all material unregistered trademarks and service marks and all software (other than noncustomized software for use on personal computers) and computer databases used by CDC on the date hereof (the "Intellectual

Property") and lists each license or other agreement or arrangement pursuant to which CDC uses any of the Intellectual Property. To the knowledge of CDC and the Shareholders, all such Intellectual Property is exclusive to CDC and none of such Intellectual Property, or the use thereof by CDC, infringes upon the proprietary rights of any third party, and there have been no oppositions, interferences, challenges, legal proceedings or suits pending or threatened either by CDC or any third party with respect to any of the Intellectual Property.

     Section 3.22. Condition of Business Equipment. All material, machinery, equipment and other tangible assets of CDC being used in the conduct of its business have been maintained in accordance with normal industry practice, are in good operating condition and repair (reasonable wear and tear expected) and are adequate for the operation of CDC's business as conducted as of the date hereof.

     Section 3.23. Environmental Liability. None of the real property and tangible personal property owned or leased by CDC contain any hazardous materials or hazardous substances, as such terms are defined or used in the Comprehensive Environmental Response, Compensation and Recovery Act of 1980, as amended, the Resource Conservation and Recovery Act of 1976, as amended, and all other federal, state and local laws, ordinances, rules, regulations, orders or determinations of any governmental authority now or hereafter pertaining to health or the environment, including, without limitation, petroleum products, friable asbestos and PCBs ("Hazardous Materials"), other than in such quantities which are incidental and customary for the maintenance and operation of such assets (e.g., cleaning fluids). No notice or other communication has been made or issued by any governmental agency or any other person, with respect to any alleged violation of any federal, state or local laws, rules, regulations, ordinances and codes governing Hazardous Materials which are applicable to CDC or its assets and neither CDC nor any Shareholder has knowledge of any pending or threatened notice or communication of any such violation. All Hazardous Materials which have been remediated from any assets of CDC prior to or during CDC's ownership of such assets have been handled in compliance with all applicable laws.

     Section 3.24. Business Relations. Except as set forth in Item 3.24 of the Disclosure Schedule or for such matters that would not reasonably be expected to have a Material Adverse Effect, (i) CDC has no knowledge that any customer of CDC will cease to do business on substantially the same terms and at substantially the same levels (considered on an annualized basis) with CDC as a result of the consummation of the transaction contemplated hereby; (ii) no vendor of goods or services has notified CDC of any expected or projected increase in the cost of goods or services provided by such vendor to CDC; and
(iii) no customer or client of CDC has requested any decrease in the cost of goods or services provided by CDC.

     Section 3.25. No Other Agreements To Sell CDC. Neither CDC nor any Shareholder has entered into any agreement with any other person or entity to sell the capital stock, assets (other than sales of assets in the ordinary course of business) or business of CDC or to effect any merger, consolidation or other reorganization of CDC.

     Section 3.26. No Agreements With Management. Neither CDC nor any other person or entity has contracts, agreements, arrangements or understandings, whether in writing, oral or tacit, with any officer, director, employee or agent of CDC, relating to this Agreement or ABI's acquisition of control of CDC. The acquisition of the CDC Shares by ABI will not constitute a stated triggering event under any employee benefit arrangement that will result in any payment (whether of severance pay or otherwise) becoming due from CDC to any employee of CDC.

     Section 3.27. No Brokers. Neither the Shareholders nor CDC has employed any broker, finder, consultant or other intermediary in connection with the transactions contemplated by this Agreement or is subject to a valid claim for a fee or commission in connection with such transactions.

     Section 3.28. Disclosure. No representation, warranty, assurance or statement by CDC or the Shareholders in this Agreement and no statement contained in any document (including the Disclosure Schedule or financial statements of CDC), certificates or other writings furnished or to be furnished by CDC or the Shareholders (or caused to be furnished by CDC or the Shareholders) to ABI or any of its representatives pursuant to the provisions hereof contains or will contain any untrue statement of material fact, or omits or will omit to state any fact necessary, in light of the circumstances under which such statement was made, in order to make the statements herein or therein not misleading.


                                  ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF ABI

     ABI hereby represents and warrants to the Shareholders that the statements made in this Article IV are correct and complete as of the date of this Agreement and will be correct and complete on the Closing Date. For purposes of the following representations and warranties, a "Material Adverse Effect" shall mean any adverse effect on the financial condition, operations or property of ABI of $50,000 or greater.

     Section 4.1. Organization. ABI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified or otherwise authorized to act as a foreign corporation and is in good standing under the laws of every other jurisdiction in which such qualification or authorization is necessary under applicable law and where the failure to be so qualified or otherwise authorized would have a Material Adverse Effect. ABI has all requisite corporate power and authority necessary to own and operate its properties and to carry on its business as now conducted by it.

     Section 4.2. Authority. ABI has full power and authority to execute and deliver this Agreement and to perform each of its obligations under this Agreement. The execution, delivery and performance of this Agreement by ABI, including the issuance of the ABI Shares in exchange for the CDC Share, has been duly authorized by all necessary corporate action and this Agreement constitutes the valid and legally binding obligation of ABI, enforceable in accordance with its terms and conditions, subject only to bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority will be required on the part of ABI in connection with the consummation of the transactions contemplated by this Agreement.

     Section 4.3. Noncontravention. The execution and the delivery of this Agreement and the consummation of the transactions contemplated in this Agreement will not (i) violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency or court to which ABI is subject or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel or require any notice under ABI's certificate of incorporation or bylaws or any agreement, contract, lease, license, instrument or other arrangement to which ABI is a party or by which it is bound or to which any of its assets are subject.

     Section 4.4. Capital Structure. The authorized capital stock of ABI consists of (a) 75,000,000 shares of common stock, par value $.0025 per share, of which 21,259,960 shares are issued and outstanding and 165,000 are issued and held in treasury, and (b) 5,000,000 shares of preferred stock, par value $.0025 per share, no shares of which are outstanding. All of the ABI Shares to be delivered to the Shareholders at Closing in exchange for CDC Shares will be duly authorized and validly issued and outstanding shares of ABI common stock and, assuming due and effective delivery of the CDC Shares to ABI, will be fully paid and nonassessable.

     Section 4.5. Litigation. Other than as set forth in Item 4.5 of the Disclosure Schedule, there are no actions, orders, writs, judgments or decrees outstanding or suits, litigations or proceedings pending against ABI which, if adversely determined, would have a Material Adverse Effect. ABI is not in default with respect to any judgment, order, writ or decree of any court or governmental agency, and there are no unsatisfied judgments against ABI which would have a Material Adverse Effect. No court or governmental authority of competent jurisdiction has issued an order restraining, enjoining or otherwise prohibiting ABI from consummating the transactions contemplated by this Agreement and there is no pending or, to be knowledge of ABI, threatened lawsuits, claims, actions, investigations or proceedings seeking to restrain or prohibit or obtain material damages or other relief with respect to this Agreement or the consummation of the transactions contemplated hereby or as a result of which CDC or the Shareholders could be deprived of any of the material benefits of the transactions contemplated hereby.

                                   ARTICLE V

                     CONDUCT OF BUSINESS PRIOR TO CLOSING



     Section 5.1. Carry on in Regular Course. Except as may be required to accomplish one or more of the conditions set forth in Article VII hereof or as otherwise agreed to in writing by ABI, CDC and the Shareholders hereby covenant and agree that prior to the Closing Date, CDC will:

          (a) carry on its business diligently and substantially in the same manner as heretofore, preserve the business organization of CDC intact, preserve the present relationships with customers and others having business relations with CDC and not make or institute any unusual or unconventional methods of management, accounting or operation;

          (b)  not issue any additional shares of capital stock;

          (c) not do any act or omit to do any act which will cause or permit a breach of any material contract, commitment or obligation of CDC;

          (d) keep available the services of its officers and employees, except for such terminations as management of CDC deems prudent and in the best interest of CDC and, other than in the ordinary and normal course of business or as provided in agreements existing as of the date hereof, not grant any bonus to, or increases in the rates of pay of, any of its officers, employees or agents, or amend any pension or other contract or commitment to increase the benefits or compensation of any such officers, employees or agents;

          (e) not enter into any contract or commitment or engage in any transaction not in the ordinary and normal course of business and consistent with past practices;

          (f) not sell or dispose of any asset out of the ordinary and normal course of business;

          (g) not make any expenditures for fixed assets or enter into any leases of fixed assets other than (i) pursuant to contracts and commitments disclosed under this Agreement and (ii) in the ordinary and normal course of business;

          (h) not borrow money outside of the ordinary and normal course of business:

          (i) not amend CDC's certificates of incorporation or bylaws or make any change in its authorized or issued capital stock;

          (j) keep in force, in the same amounts, all insurance policies presently in existence;

          (k) duly comply in all material respects with all applicable laws, local, state or federal, pertaining to the operation of its business; and

          (l) not cause any dividend or other distribution to be declared or paid by CDC on its capital stock, or any redemption or other repurchase of any shares of its capital stock to be made by CDC, except for distributions to the Shareholders as are necessary to allow them to pay income tax liabilities relating to any period prior to the Closing.

          (m) CDC shall not pay or discharge any of the principal balance of the mortgage loan from The Howard Bank that is secured by certain real estate, described in Schedule 2 hereto, consisting of an island in Lake Iroquois in Hinesburg, Vermont (the "Spruce Island Property").

     Section 5.2. Shareholders to Retain Control. Notwithstanding any rights of ABI under Section 5.1 or any other provision of this Agreement, the Shareholders and ABI acknowledge that, prior to the Closing Date, ABI will have no right to direct the operations of CDC and that the Shareholders will remain in control of CDC and will be responsible for all management decisions concerning CDC.


                                  ARTICLE VI

                             ADDITIONAL AGREEMENTS

     Section 6.1. Best Efforts. Each party hereto covenants and agrees to use its reasonable best efforts to perform each of its obligations hereunder and take such other actions as are reasonably necessary for the consummation of the transactions contemplated by this Agreement.

     Section 6.2. No Shopping. The Shareholders agrees that neither they nor any of their agents or affiliates will, during the period beginning on the date hereof and ending on the first to occur of (a) the Closing or (b) the termination of this Agreement, (i) undertake any sale of the CDC Shares, sale of the business or assets of CDC or any merger, consolidation, share exchange or other similar transaction involving CDC; (ii) negotiate, solicit, encourage or authorize any person to solicit from any third party any proposals relating to the foregoing; or (iii) make any information concerning CDC available to any person for the purpose of affecting or causing a disposition of CDC, its assets or the CDC Shares.

     Section 6.3. Third-party Consents and Releases. Prior to the Closing Date, the Shareholders shall use their best efforts to cause CDC to obtain all consents which may be required to preserve the contractual and other rights which may be affected by the consummation of the transactions contemplated by this Agreement under the terms of any loan agreement, lease or other contract to which CDC is a party in order that CDC may consummate the transactions contemplated by this Agreement without risk to those contractual and other rights. The Shareholders shall send ABI a copy of each such consent upon its receipt.

     Section 6.4. Due Diligence Review. (a) The Shareholders agrees that ABI may conduct and complete a due diligence review of CDC, including, but not limited to, its financial condition, operations, contracts and commitments, licenses, customer base and management (the "Due Diligence Review"). The Shareholders agrees that ABI and its authorized representatives shall have full access to CDC personnel and to all properties, books, records, contracts, tax returns and documents of CDC and the Shareholders shall furnish to ABI and its authorized representatives all information with respect to the affairs of CDC as ABI and its authorized representatives may reasonably request and will otherwise fully cooperate with the Due Diligence Review.

     (b) The Shareholders agree to provide ABI with such updated financial statements and other information relating to CDC as becomes available prior to the Closing Date.

     Section 6.5. Publicity. Prior to Closing, ABI, CDC and the Shareholders agree to communicate and cooperate with each other prior to any public disclosure of this transaction. ABI and the Shareholders agree that no public release or announcement concerning the transactions contemplated by this Agreement or any of the terms thereof shall be issued by any party without the prior consent of the other party, except as such release or announcement may be required by law or any agreement to which any party is subject, in which case the party required to make the release or announcement shall limit the extent of such release to the requirements of such law or agreement and allow the other party reasonable time to review any such announcement in advance of its issuance.

     Section 6.6. Confidentiality. All nonpublic information obtained by either party hereto regarding the other party (including, specifically, information obtained by ABI or its authorized representatives during the conduct of its Due Diligence Review) shall be kept confidential by such party and such party will not distribute or divulge any such information to any third party except as may be required for regulatory approval or use any such information for purposes other than those relating to the consummation of the transactions contemplated by this Agreement. If said transactions are not consummated, each party agrees that all papers, financial statements and other documents containing such nonpublic information that have been delivered to such party or its representatives by the other party or its representatives (including all copies thereof) shall be promptly returned to the appropriate party or, if agreed to by the other party, destroyed. The agreements set forth in this Section 6.6 shall survive the termination of this Agreement.

     Section 6.7. Income Tax Filings. ABI will cause to be prepared and filed all federal, state and local income tax returns for CDC relating to 1996.

                                  ARTICLE VII

                          CONDITIONS PRECEDENT TO THE
                        PARTIES' OBLIGATIONS AT CLOSING


     Section 7.1. Conditions of ABI's Obligations. Each and every obligation of ABI to be performed at the Closing shall be subject to the satisfaction of the following conditions (or waiver by ABI) prior to or on the Closing Date:

          (a) The representations and warranties made by CDC and the Shareholders in this Agreement shall be true and correct in all material respects on the date hereof and on the Closing Date with the same effect as though such representations and warranties had been made or given on the Closing Date;

          (b) CDC and the Shareholders shall have performed and complied in all material respects with all of their respective obligations, covenants and agreements required to be performed prior to the Closing under this Agreement;

          (c) ABI shall have received a certificate, signed by the Chairman of CDC and by each of the Shareholders, to the effect that the conditions set forth in paragraphs (a) and (b) of this Section 7.1 have been satisfied;

          (d) ABI shall have receive a certificate, signed by Secretary of CDC containing various representations as to CDC's Articles of Incorporation, Bylaws and the corporate resolutions of CDC relating to the transactions contemplated by this Agreement and as to the incumbency of those officers and other representatives of the Shareholders taking action at the Closing;

          (e) The Shareholders shall have delivered to ABI certificates evidencing all of the CDC Shares, each of which has been duly endorsed for transfer to ABI or with properly executed valid stock powers attached;

          (f) Miller, Eggleston & Rosenberg, counsel for CDC and the Shareholders, shall have delivered an opinion, addressed to ABI and dated as of the Closing Date, in form and content satisfactory to ABI;

          (g) ABI shall have completed the Due Diligence Review and is fully satisfied with the results thereof;

          (h) Ownership of all of the assets of New Business Research Center, Inc., a Vermont corporation ("NBRC"), including the right to utilize the name "New Business Research Center" have been transferred to CDC and CDC shall be conducting the business operations of NBRC in substantially the same manner as such operations are currently being conducted by NBRC.

          (i) Ownership of (A) certain leasehold improvements at CDC's offices which are described in Schedule 3 hereto and (B) the Spruce Island Property shall have been transferred to Terry Allen (or to such other persons as he shall have designated) and assignment and assumption agreements relating to all debts, liabilities and encumbrances secured by such leasehold improvements and real estate shall have been executed and delivered by Terry Allen or such other persons and releases of CDC therefrom shall have been obtained from all lenders with respect thereto;

          (j) Each of the debts or other liabilities owed by CDC to any of the Shareholders, each of which is described in Item 3.10 of the Disclosure Schedule have been released and forgiven by the Shareholders and evidence thereof, in a form satisfactory to ABI, has been executed by the appropriate Shareholder and delivered to ABI;

          (k) CDC shall have entered into a lease for its offices, as described in Schedule 3 hereto, with Terry Allen in the form set forth as Exhibit B hereto;

          (l) CDC shall have entered into employment agreements, in the forms set forth as Exhibits C, D, E and F hereto, with Terry Allen, Andrew Allen, Jared Allen and Seth Allen;

          (m) All necessary consents, authorizations and other approvals from governmental authorities and other parties including, but not limited to, all persons lending capital to CDC, required for the consummation of the transactions contemplated by this Agreement shall have been obtained, and any applicable waiting period shall have expired;

          (n) CDC has made available to ABI the original books of account of CDC or correct and complete copies of such books of account;

          (o) No court or governmental authority of competent jurisdiction shall have issued an order restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement and there shall be no pending or threatened lawsuits, claims, actions, investigations or proceedings seeking to restrain or prohibit or obtain material damages or other relief with respect to this Agreement or the consummation of the transactions contemplated hereby or as a result of which ABI could be deprived of any of the material benefits of the transactions contemplated hereby; and

          (p) CDC and the Shareholders shall have delivered all other documents contemplated by this Agreement or required to be delivered by CDC or the Shareholders to ABI pursuant to this Agreement and not previously delivered or which are otherwise reasonably requested by ABI.

     Section 7.2. Conditions of CDC and the Shareholders' Obligations. Each and every obligation of CDC and the Shareholders to be performed at Closing shall be subject to the satisfaction of the following conditions (or waiver by CDC or the Shareholders) prior to or on the Closing Date:

          (a) The representations and warranties made by ABI in this Agreement shall be true and correct in all material respects on the date hereof and on the Closing Date with the same effect as though such representations and warranties had been made or given on the Closing Date;

          (b) ABI shall have performed and complied in all material respects with all of its obligations, covenants and agreements required to be performed prior to the Closing under this Agreement;

          (c) The Shareholders shall have received a certificate, signed by the Chairman of ABI to the effect that the conditions set forth in paragraphs
     (a) and (b) of this Section 7.2 have been satisfied;

          (d) The Shareholders shall have received a certificate, signed by Secretary of ABI containing various representations as to corporate resolutions of ABI relating to the transactions contemplated by this Agreement and as to the incumbency of those officers and other representatives of ABI taking action at the Closing;

          (e) ABI shall have delivered to each Shareholder a certificate evidencing ABI Shares issued to such Shareholder in consideration for such Shareholder's CDC Shares;

          (f) Kutak Rock, counsel for ABI, shall have delivered an opinion, addressed to the Shareholders and dated as of the Closing Date, in form and content satisfactory to the Shareholders;

          (g) Miller, Eggleston & Rosenberg, counsel for CDC and the Shareholders, shall have delivered an opinion, addressed to the Shareholders and dated as of the Closing Date, as to the federal income tax consequences of the transactions contemplated by this Agreement;

          (h) ABI shall have entered into a registration rights agreement, in the forms set forth as Exhibit A hereto, with the Shareholders;

          (i) All necessary consents, authorizations and other approvals from governmental authorities and other parties required for the consummation of the transactions contemplated by this Agreement shall have been obtained, and any applicable waiting period shall have expired;

          (j) No court or governmental authority of competent jurisdiction shall have issued an order restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement and there shall be no pending or threatened lawsuits, claims, actions, investigations or proceedings seeking to restrain or prohibit or obtain material damages or other relief with respect to this Agreement or the consummation of the transactions contemplated hereby or as a result of which ABI could be deprived of any of the material benefits of the transactions contemplated hereby; and

          (k) ABI shall have delivered all other documents contemplated by this Agreement or required to be delivered by ABI to CDC or the Shareholders pursuant to this Agreement and not previously delivered or which are otherwise reasonably requested by CDC or the Shareholders.

                                 ARTICLE VIII

                                  TERMINATION

Section 8.1. Termination. This Agreement may be terminated prior to the Closing
Date:

     (a)  by mutual written consent of the Shareholders and ABI;

     (b) by ABI if it determines, in its sole discretion, that the results of the Due Diligence Review are unsatisfactory;

     (c) by ABI, by notice provided hereunder to the Shareholders, if any condition precedent to ABI's performance set forth in Article VII is not met or will not be met, unless the failure to meet such condition precedent results primarily from ABI's own breach of any representation, warranty or covenant contained in this Agreement;

     (d) by the Shareholders, by notice provided hereunder to ABI, if any condition precedent to the Shareholders's performance set forth in Article VII is not met or will not be met, unless the failure to meet such condition precedent results primarily from the Shareholders's own breach of any representation, warranty or covenant contained in this Agreement;

     (e) by ABI or the Shareholders if the Closing shall not have occurred on or before November 15, 1996.

     Section 8.2. Notice of Termination. Any right of termination, as hereinabove provided, shall be exercised by written notice given by the party entitled to exercise such right and submitted to the other party to this Agreement.

                                  ARTICLE IX

                                INDEMNIFICATION

     Section 9.1. Indemnification by the Shareholders. The Shareholders, jointly and severally, shall indemnify and hold harmless ABI and CDC from and against any and all loss, diminution in value, damage, cost, expense (including court costs, attorneys' fees and expenses, accountants' fees and expenses and costs of investigation), fine, penalty, suit, action, claim, deficiency, liability or obligation caused by or arising from or in connection with (i) any misrepresentation or breach of warranty or failure to fulfill any covenant or agreement of the Shareholders in this Agreement and (ii) any and all claims of third parties based upon facts alleged that, if true, would constitute such a misrepresentation, breach or failure.

     Section 9.2. Indemnification by ABI. ABI shall indemnify and hold harmless the

Shareholders from and against any and all loss, diminution in value, damage, cost, expense (including court costs, attorneys' fees, accountants' fees and expenses and expenses and costs of investigation), fine, penalty, suit, action, claim, deficiency, liability or obligation caused by or arising from or in connection with (i) any misrepresentation or breach of warranty or failure to fulfill any covenant or agreement of ABI in this Agreement and (ii) any and all claims of third parties based upon facts alleged that, if true, would constitute such a misrepresentation, breach or failure.

     Section 9.3. Claims for Indemnification. (a) With respect to every third-party claim giving rise to a claim for indemnification under this Article IX, the party seeking indemnification (the "Indemnified Party") shall give prompt written notice to the party from which indemnification is sought (the "Indemnifying Party") of such claim for indemnity, which notice shall set forth the nature of the third-party claim and the basis for the indemnity being sought hereunder; provided, however, that failure to give such notice shall not relieve or limit the indemnity obligations of the Indemnifying Party except to the extent the Indemnifying Party is materially prejudiced thereby. The Indemnifying Party shall have the right to assume the defense of any action giving rise to the claim for indemnity, including the employment of counsel and payment of all fees and expenses. Any Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party has agreed in writing to pay such fees and expenses, (ii) the Indemnifying Party has failed to assume the defense and employ counsel, or (iii) the Indemnified Party has been advised in writing by counsel that the representation by such counsel of both the Indemnified Party and the Indemnifying Party may result in a conflict of interest prohibiting such representation under applicable ethical standards, in which case the Indemnifying Party shall not have the right to assume the defense of such action on behalf of the Indemnified Party.

     (b) The Indemnified Party shall not consent to a settlement of, or the entry of any judgment arising from, any such action, unless the Indemnifying Party consents thereto, which consent shall not be unreasonably withheld.

                                   ARTICLE X

                                 MISCELLANEOUS

     Section 10.1. Assignment; Binding Effect. This Agreement and the rights hereunder are not assignable unless such assignment is consented to in writing by all parties hereto. This Agreement shall inure to the benefit of and be binding upon the heirs, personal representatives, successors and permitted assignees of the parties hereto.

     Section 10.2. Governing Law. This Agreement and all rights and obligations of the parties shall be construed and interpreted under and pursuant to the internal laws, and not the law of conflicts, of the State of Nebraska.

     Section 10.3. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally, when sent by confirmed cable, telecopy, telegram or telex, when sent by overnight courier service or when mailed by certified or registered mail, return receipt requested, with postage prepaid to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (a)  if to CDC or the Shareholders, to:

                    County Data Corporation
                    136 West Canal Street
                    Winooski, VT 05404
                    Attention: Terry F. Allen
                    Facsimile Number: (802) 655-0479
                    Telephone Number: (802) 655-5888

          with a copy to:

                    Miller, Eggleston & Rosenberg, Ltd.
                    1500 South Champlain Street
                    P.O. Box 1489
                    Burlington, VT 05402
                    Attention:  Jon R. Eggleston, Esq.
                    Facsimile Number: (802) 864-0328
                    Telephone Number: (802) 864-0880

     (b)  if to ABI, to:

                    American Business Information, Inc.
                    5711 South 86th Circle
                    Omaha, Nebraska  68127
                    Attention:  Vinod Gupta
                    Facsimile Number: (402) 339-0265
                    Telephone Number: (402) 593-4500

          with a copy to:

                    Kutak Rock
                    1650 Farnam Street
                    Omaha, Nebraska  68102
                    Attention:  Steven P. Amen
                    Facsimile Number:  (402) 346-1148
                    Telephone Number:  (402) 346-6000

     Section 10.4. Survival of Representations and Warranties. The representations and warranties of the Shareholders and ABI contained in this Agreement shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of ABI or the Shareholders, as the case may be, and all such representations and warranties shall continue and survive the Closing without limitation other than the passage of any applicable statute of limitations with respect to any claim that might exist with respect thereto.

     Section 10.5. Headings. The headings contained in this Agreement are inserted for convenience only and shall not be considered in interpreting or construing any of the provisions contained in this Agreement.

     Section 10.6. Fees and Expenses. Except as otherwise specified in this Agreement, each of CDC, the Shareholders and ABI will each bear its own costs and expenses (including, but not limited to, legal, accounting and financial advisory fees) incurred in connection with this Agreement and the transactions contemplated hereby.

     Section 10.7. Entire Agreement. This Agreement (including the Exhibits and Schedules hereto and the Disclosure Schedule) constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     Section 10.8. Waiver and Amendment. Any provisions of this Agreement may be waived in writing at any time prior to Closing by ABI or by the Shareholders. No provision of this Agreement may be modified or amended unless such amendment is set forth in a written instrument executed by each of ABI and the Shareholders.

     Section 10.9. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall constitute one instrument.

     Section 10.10. Third-party Beneficiaries. Except as expressly provided otherwise by this Agreement, this Agreement is for the sole benefit of the parties hereto, and nothing by this Agreement expressed or implied shall give or be construed to give to any person or entity, other than the parties hereto, any legal or equitable rights hereunder.

     Section 10.11. Severability. If any provision of this Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                      AMERICAN BUSINESS INFORMATION, INC.


                      By __________________________________
                       Name:
                       Title:


                      COUNTY DATA CORPORATION


                      By __________________________________
                       Name:
                       Title:


                      SHAREHOLDERS


                      _____________________________________
                      Terry F. Allen


                      _____________________________________
                      Andrew F. Allen


                      _____________________________________
                      Jared P. Allen


                      _____________________________________
                      Seth W. Allen


                      _____________________________________
                      Winston Lewis


                      _____________________________________
                      Brian L. O'Connell


                      _____________________________________
                      Leslie P. Allen